CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 446 to the Registration Statement on Form N-1A of Professionally Managed Portfolios as filed with the Securities and Exchange Commission on or about March 12, 2012.

/s/ PAUL HASTINGS LLP
PAUL HASTINGS LLP

New York, New York
March 12, 2012